Exhibit 99.1

Execution Version

VIA E-MAIL

September 30, 2024

Legion Partners Holdings, LLC

12121 Wilshire Boulevard, Suite 1240

Los Angeles, California 90025

Attn:	Christopher S. Kiper Raymond T. White

Re:	Waiver and Consent re: Cooperation Agreement by and among Clear Channel Outdoor Holdings, Inc. and the Legion Parties

Ladies and Gentlemen:

Reference is made to that certain Cooperation Agreement, dated and effective as of January 31, 2024 (the “Agreement”), by and among Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and the Persons identified as the “Legion Parties” on the signature pages thereto (each, a “Legion Party” and, collectively, the “Legion Parties”). Capitalized terms used but not otherwise defined in this waiver and consent letter (this “Waiver”) shall have the meanings ascribed to such terms in the Agreement.

The first sentence of Section 1(d) of the Agreement provides that, until the expiration of the Cooperation Period, the Board shall not exceed 10 members. By returning an executed copy of this Waiver, the Legion Parties hereby (x) waive the application of the first sentence of Section 1(d) of the Agreement to the extent necessary to allow the Board to consist of up to 11 members until December 31, 2024 and (y) consent to up to 11 members serving on the Board until December 31, 2024.

Except as specifically set forth above, this Waiver shall not constitute a waiver, consent, amendment or modification with respect to any other provision of the Agreement, and all such other provisions shall remain in full force and effect in accordance with the terms thereof. Sections 8 through 11 and 13 through 17 of the Agreement are incorporated by reference into this Waiver, mutatis mutandis.

[Signature Pages Follow]

Sincerely,

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Lynn A. Feldman
Name:	Lynn A. Feldman
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

ACKNOWLEDGED & AGREED: LEGION PARTIES:

LEGION PARTNERS, L.P. I By: Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS, L.P. II By: Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XVI By: Legion Partners Asset Management, LLC Its: Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS, LLC By: Legion Partners Holdings, LLC Its: Managing Member

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS ASSET MANAGEMENT

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Member

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper

By:	/s/ Raymond T. White
Name:	Raymond T. White

cc:	Daniel Wolf, P.C.
Michael P. Brueck, P.C.
Shaun J. Mathew, P.C.
Evan Johnson
Kirkland & Ellis LLP, counsel to Clear Channel Outdoor Holdings, Inc.

Christopher S. Kiper
Legion Partners Holdings LLC, on behalf of the Legion Parties

Ryan Nebel
Olshan Frome Wolosky LLP, counsel to the Legion Parties